UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2020

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   713-350-6000

HMS Income Fund, Inc.

2800 Post Oak Blvd, Suite 5000

Houston, Texas 77056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2020, the Registrant filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) describing an asset purchase agreement dated as of June 26, 2020 (the “Purchase Agreement”) by and among HMS Adviser LP, the Registrant’s investment adviser (“HMS Adviser”), Hines Interests Limited Partnership, Main Street Capital Corporation (“Main Street”) and Main Street’s wholly owned subsidiary and the Registrant’s sub-adviser, MSC Adviser I, LLC (“MSC Adviser”).

The Purchase Agreement contemplated certain transactions that would result in an assignment for purposes of the Investment Company Act of 1940 (the “1940 Act”) of the investment management agreement between the Registrant and HMS Adviser (the “Prior Agreement”) and, as a result, the termination of the Prior Agreement (the “Transactions”). The Transactions would similarly result in the automatic termination of the sub-advisory agreement pursuant to which MSC Adviser provided certain sub-advisory services to the Registrant (the “Sub-Advisory Agreement”). The Transactions were conditioned upon Registrant stockholder approval of a new investment management agreement (the “New Agreement”) between the Registrant and MSC Adviser. The New Agreement was approved by stockholders of the Registrant on October 28, 2020, and the Transactions closed on October 30, 2020.

The New Agreement remains in effect for a period of two years and thereafter remains in effect from year to year if approved annually by the Registrant’s Board of Directors (the “Board”) or by the affirmative vote of the holders of a majority of the Registrant’s outstanding voting securities, including, in either case, approval by a majority of the Registrant’s directors who are not interested persons, as defined in the 1940 Act, of the Registrant or MSC Adviser. The New Agreement will automatically terminate in the event of its assignment and may be terminated by the Registrant without penalty upon at least 60 days’ written notice to MSC Adviser and by MSC Adviser upon at least 120 days’ written notice to the Registrant.

Subject to the few exceptions discussed further in the Registrant’s Definitive Proxy Statement filed with the SEC on July 16, 2020 (the “Definitive Proxy Statement”), the terms of the New Agreement, including (i) the investment management services to be provided by MSC Adviser to the Registrant thereunder, (ii) the incentive compensation payable, (iii) the allocation of expenses between MSC Adviser and the Registrant, (iv) the indemnification provisions thereunder and (v) the provisions regarding termination and amendment, are substantially the same as those of the Prior Agreement. The New Agreement reduces the base management fee from 2.0% to 1.75% of the Registrant’s gross assets.

A more detailed description of the terms of the New Agreement was previously reported in the Definitive Proxy Statement. The above summary of the New Agreement is not complete and is qualified in its entirety by the full text of the New Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Under the New Agreement, MSC Adviser will provide, or cause the provision of, administrative services to the Registrant necessary for the operations of the Registrant. MSC Adviser will retain State Street Bank and Trust Company (“State Street”) to provide certain administrative and professional services. The Registrant will bear all of the costs and expenses of the administrative and professional services provided by State Street.

On October 30, 2020, the Registrant entered into a Custodian Agreement (the “Custody Agreement”) with State Street, pursuant to which State Street was appointed as the Registrant’s custodian to hold certain securities, loans, cash, and other assets on behalf of the Registrant. Either party may terminate the Custody Agreement at any time upon 60 days’ prior written notice. The above summary of the Custody Agreement is not complete and is qualified in its entirety by the full text of the Custody Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement.

As disclosed in Item 1.01 above, as a result of the closing of the Transactions, each of the Prior Agreement and the Sub-Advisory Agreement automatically terminated as of October 30, 2020, each pursuant to its terms. The description of the Transactions, the Prior Agreement and the Sub-Advisory Agreement set forth in Item 1.01 is hereby incorporated by reference. No material termination penalties were incurred by the Registrant in connection with the automatic termination of the Prior Agreement or the Sub-Advisory Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Transactions, the previously disclosed resignations of Peter Shaper, Gregory R. Geib and Janice E. Walker from the Board were accepted and each of Robert L. Kay and Jeffery B. Walker was appointed and qualified as a director, and Dwayne L. Hyzak was appointed as Chairman of the Board. The size of the Board was reduced from five members to four to account for the vacancy left as a result of the director resignations. Messrs. Kay and Walker were each appointed as members of the Board’s Audit Committee and Nominating and Corporate Governance Committee, joining John O. Niemann, Jr. as the members of each committee. There are no arrangements or understandings between either of Messrs. Kay or Walker and any other persons pursuant to which each was selected as a director.

Additionally, the Registrant’s existing officers resigned from their positions, and the following persons were appointed to serve as the Registrant’s officers in the following capacities:

Name	Age	Position(s) Held
Dwayne L. Hyzak	47	Chief Executive Officer and Senior Managing Director, Chairman of the Board
David L. Magdol	50	President, Chief Investment Officer and Senior Managing Director
Jesse E. Morris	52	Executive Vice President and Chief Operating Officer
Jason B. Beauvais	45	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Brent D. Smith	45	Chief Financial Officer and Treasurer
Cory E. Gilbert	48	Chief Accounting Officer and Assistant Treasurer

Biographical information for Messrs. Hyzak, Beauvais and Smith was previously disclosed in the Definitive Proxy Statement.

David L. Magdol has served as President of Main Street, since November 2018 and Chief Investment Officer and Senior Managing Director since 2011. Mr. Magdol is also the chairman of Main Street’s management team's investment committee and a member of our management team's executive committee. Previously, he served as Vice Chairman from 2015 until November 2018. Mr. Magdol has served in other senior executive positions at Main Street since prior to its IPO in 2007. Mr. Magdol has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours, since 2002. Mr. Magdol joined Main Street from the investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

Jesse E. Morris has served as Executive Vice President and Chief Operating Officer of Main Street since July 2019. Mr. Morris previously served in various roles of increasing responsibility with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, including most recently as Executive Vice President—Finance and President—Infrastructure Solutions from 2018 until July 2019. In this position, he oversaw the accounting, treasury, tax and financial planning and analysis activities and led Quanta's public-private partnership (P3) concession and private infrastructure investment activities. He previously served as Quanta's Executive Vice President—Corporate Development from 2014 to 2018. Prior to joining Quanta, Mr. Morris served in various financial and accounting positions of increasing responsibility with Sysco Corporation (NYSE: SYY), a global distributor of food and related products primarily to the foodservice or food-away-from-home industry, from 2002 through 2013, including as Vice President and Chief Financial Officer—Foodservice Operations and Vice President of Finance and Chief Financial Officer—Broadline Operations. His responsibilities in those positions at Sysco included the oversight of financial and accounting matters for field operations and corporate financial planning and analysis matters. Mr. Morris began his career as a certified public accountant with Arthur Andersen where he advanced to experienced audit manager.

Cory E. Gilbert joined Main Street in October 2020 and was appointed as the Registrant's Chief Accounting Officer and Assistant Treasurer on October 30, 2020. From June 2015 to December 2019, Mr. Gilbert served as the Chief Financial Officer and Treasurer for OHA Investment Corporation, a publicly traded business development company externally managed by Oak Hill Advisors. From September 2013 to May 2015, Mr. Gilbert worked at RED Capital Group, the commercial mortgage banking arm of ORIX USA, where he most recently served as their CFO. Prior to that, from September 2008 to August 2013, Mr. Gilbert served as the controller of ORIX Capital Markets. Prior thereto, Mr. Gilbert served as a manager in KPMG LLP financial services practice. Mr. Gilbert is a Certified Public Accountant.

The changes above are not the result of any disagreement with the Registrant regarding its operations, policies or practices. Except for standard indemnification agreements entered into or to be entered into between the Registrant and each of the above named individuals, there are no current or proposed transactions between the Registrant and any of individuals named above or any of their respective immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, and there are no family relationships between any of the aforementioned individuals and any director or officer of the Registrant.

Each of these individuals has entered into or is expected to enter into the same form of indemnification agreement with the Registrant that has been previously approved by the Board for its present officers and directors. The indemnification agreement requires, among other things, that, subject to certain limitations, the Registrant indemnify the officer or director and advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Registrant’s form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement previously filed by the Registrant.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Transaction described in Item 1.01 above, the Registrant changed its name from “HMS Income Fund, Inc.” to “MSC Income Fund, Inc.” The Registrant amended its articles of incorporation and its bylaws, both effective as of October 30, 2020, for the sole purpose of effectuating the name change. The articles of amendment to the Registrant’s articles of incorporation and bylaws are filed with this Current Report on Form 8-K as Exhibits 3.1 and 3.2 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Articles of Amendment to the Registrant’s Articles of Amendment and Restatement
Exhibit 3.2	Amended and Restated Bylaws of the Registrant
Exhibit 10.1	Investment Advisory and Administrative Services Agreement by and between the Registrant and MSC Adviser I, LLC
Exhibit 10.2	Custodian Agreement by and between the Registrant and State Street Bank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.
(Registrant)

November 3, 2020	/s/ Jason B. Beauvais
(Date)	Jason B. Beauvais
General Counsel